UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 25, 2024

OAKTREE STRATEGIC CREDIT FUND
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 814-01471	87-6827742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA	90071
(Address of Principal Executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (213)
830-6300
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.
July 2024 Distribution
On July 25, 2024, the Board of Trustees of Oaktree Strategic Credit Fund (the “
Fund
”) declared a regular distribution on the Fund’s outstanding common shares of beneficial interest (the “
Shares
”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distributions
Class I Common Shares	$0.2000	$0.0000	$0.2000
Class D Common Shares	$0.2000	$0.0049	$0.1951
Class S Common Shares	$0.2000	$0.0167	$0.1833
The regular distribution is payable to shareholders of record as of July 30, 2024 and will be paid on or about August 28, 2024.
The distribution will be paid in cash and, in the case of shareholders participating in the Fund’s distribution reinvestment plan, reinvested in Shares.
As previously announced, the Fund intends to report its net asset value per share as of the last day of each month on its website,
www.osc.brookfieldoaktree.com
, within 20 business days of month end. At such time, the Fund may also make available on its website other financial information as of the applicable month-end.
The information on the Fund’s website is not a part of, or incorporated by reference in, this Current Report on Form
8-K.
The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” by the Fund for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), or otherwise subject to the liabilities of that Section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “
Securities Act
”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01. Other Events.
Net Asset Value and Portfolio Update
The net asset value (“
NAV
”) per share of the issued and outstanding Shares of the Fund as of June 30, 2024, as determined on July 25, 2024 in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of June 30, 2024
Class I Common Shares	$23.53
Class D Common Shares	$23.53
Class S Common Shares	$23.53
As of June 30, 2024, the Fund’s aggregate NAV was approximately $2.9 billion, the fair value of its investment portfolio was approximately $4.2 billion and it had approximately $1.6 billion principal amount of debt outstanding. As of June 30, 2024, the Fund’s debt-to-equity
leverage ratio was approximately 0.56 times. NAV per share decreased from $23.59 per share as of May 31, 2024 to $23.53 per share as of June 30, 2024.
Status of Offering
The Fund is currently publicly offering on a continuous basis up to $5.0 billion in Shares (the “
Offering
”). Additionally, the Fund has sold unregistered Class I Shares in transactions exempt from the registration provisions of the Securities Act pursuant to Section 4(a)(2) and/or Regulation S thereunder as part of a private offering (the “
Private Offering
”). The following tables list the Shares issued and total consideration for the Private Offering and the Offering, in each case, as of the date of this filing. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Private Offering:
Class I Common Shares	11,301,370	$277.6 million

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	72,342,624	$1,702.1 million
Class D Common Shares	73,679	$1.7 million
Class S Common Shares	40,897,092	$962.9 million
Class T Common Shares	—	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC CREDIT FUND
(Registrant)

By:	/s/ Mary Gallegly
Name:	Mary Gallegly
Title:	General Counsel and Secretary
Date: July 25, 2024